EMPLOYMENT AGREEMENT


    This Agreement is made and entered into this 4th day of May, 1999, by and between CAMDEN NATIONAL CORPORATION, a Maine Company and CAMDEN NATIONAL
BANK, a National Bank organized under the laws of the United States (hereafter the "Companies") and ROBERT DAIGLE (hereafter the "Employee").

1.  EMPLOYMENT

    Companies employ Employee and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth. This Agreement is subject to renewal only as set forth in paragraph 3 below.

2.  DUTIES

    Employee shall serve the Companies, and shall have such other duties and responsibilities as the Companies shall determine from time to time, in the position described in Attachment A.

    Employee shall (i) devote Employee s full time and attention and best efforts to the duties hereunder, including the promotion of the success of the business of Companies, (ii) perform such duties in a reasonable, prompt, honest and faithful manner, and (iii) not participate actively in any other business during the term of Employee s employment under this Agreement without Companies consent.

    Employee acknowledges that Employee owes full loyalty to Companies, and shall not engage in any activity or enter into any transaction that would or might constitute a conflict of interest with the duties and loyalties owed to Companies.

3.  TERM OF EMPLOYMENT

    Companies hereby employ and Employee hereby accepts employment for a period of five (5) years from the date of this Agreement. This Agreement shall be automatically renewed for successive five (5) year periods unless one party or the other gives notice, in writing, at least ninety (90) days prior to the expiration of this Agreement, or any renewal, of their desire to terminate the Agreement or modify its terms.

4.  COMPENSATION

    Salary.  Employee will be paid the salary specified in Attachment A.

    Benefits. Employee shall be eligible to participate in or be covered by any profit sharing, life insurance, health insurance, accident insurance, disability insurance, retirement benefit, sick leave and other employee plans from time to time that are effective generally for executive officers of the Companies. Nothing herein shall limit the right of Companies to modify, terminate or add programs.

5.  TERMINATION

    Employee's employment under this Agreement may be terminated prior to the end of the initial term or any extension thereof as provided below:

    A. Upon the death of Employee, this Agreement will automatically terminate, and the only obligation Companies will have under this Agreement will be to pay Employee s personal representative, administrator or executor Employee's unpaid base salary through the date of Employee's death;

    B. Companies may terminate Employee s employment hereunder at any time, without notice, for cause. Upon such termination for cause, the only obligation Companies will have under this Agreement will be to pay Employee's unpaid base salary through the date of termination. For purposes of this Agreement, termination for cause shall mean termination due to: (i) inability or failure of Employee to perform Employee's duties under this Agreement in a timely, reasonable, prompt, and competent manner; (ii) repeated negligence in the performance of Employee's duties; (iii) dishonesty, fraud or self dealing, including the expropriation of a corporate opportunity for personal benefit, any act of moral turpitude, or commission of a criminal offense.

    C. Before terminating the employment of Employee for any causes set forth in (B)(i) and (ii) above, Companies shall give Employee thirty (30) days written notice and an opportunity to cure, except that if the nature of Employee's conduct is such that Companies may be materially harmed if they postpone terminating Employee s employment, then Companies need not give Employee an opportunity to cure and may terminate Employee's employment immediately.

    D.   In the event Companies exercise, at any time during the initial five
(5) year term or the first five (5) year renewal of this Agreement, their unrestricted right at their option to terminate this Agreement, other than for death (under A above) or for cause (under B above), Companies shall pay Employee, as severance, liquidated and any other damages combined, a sum equal to two (2) years of salary from the date of termination, payable according to Companies regular payroll schedule at the Employee s rate of pay in effect at the time of said termination, together with the benefits specified under Section 4 above, except profit sharing, during said two (2) year severance pay period.

6.  NON-COMPETITION

    Because of the critical and sensitive role Employee will play in the operation of Companies and in the promotion and sale of the services of Companies, Employee covenants and agrees that at all times during the term of employment under this Agreement, and for a period of four (4) years after the termination of Employee's employment with Companies, whether under this Agreement or otherwise, Employee will not start or materially participate in the operation of any bank, credit union or financial institution having any branch or other operation in any Maine county in which Companies or any of its
subsidiaries  maintain or have maintained a branch or other operation.   In
the event that the provisions of this Section should ever be deemed to exceed the time or geographic limitations imposed upon non-competition agreements by applicable law, then such provision shall be reformed to coincide with the maximum time and geographic limitations permitted by applicable law.

7.  SOLICITATION

    Employee agrees that at all times during the term of employment under this Agreement and for a period of four (4) years after the termination of employment with Companies under this Agreement or otherwise, Employee will not, directly or indirectly, for or on behalf of any other business or entity solicit, divert, take away or accept the business of any of the customers of Companies that were served by Employee and/or by Companies during the term of employment or any prospective customers of Companies that Employee and/or Companies actively solicited within one (1) year prior to the termination of this Agreement for the purpose of selling banking, financial or insurance services or products distributed by Companies during the term hereof to any such customer or prospective customer. Employee further agrees that Employee will not, within the foregoing period of time, directly or indirectly, attempt or seek to cause any of the foregoing customers of Companies to refrain from purchasing services or products from Companies

8.  INTERFERENCE WITH EMPLOYEES

    Employee agrees that during employment under this Agreement and for a period of four (4) years after the termination of Employee's employment with Companies under this Agreement or otherwise, Employee will not, directly or indirectly, for or on behalf of any other business request or induce any other employee of Companies or their affiliates to terminate employment of such persons with Companies or their affiliates.

9.  COMPANIES  RIGHT TO INJUNCTIVE RELIEF

    Employee understands and acknowledges that a breach by him of Sections 6, 7, or 8 of this Agreement will result in irreparable injury and damage to Companies which will not be adequately compensated in money damages, that Companies will have no adequate remedy at law for any breach of Sections 6, 7 or 8 hereof, and that Companies may therefore obtain, in addition to any other legal remedies which may be available, such equitable relief as may be necessary to protect them against any such breach or threatened breach including, but not limited to, injunctive relief.

10. ARBITRATION

    To the extent permitted by and without waiving Companies entitlement to injunctive relief under Section 9 of this Agreement from a court of competent jurisdiction, any controversy or claim relating to this Agreement shall be settled by arbitration in Camden or Portland, Maine, in accordance with the then governing rules of the American Arbitration Association. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

11. EFFECT OF TERMINATION

    Expiration of the term of Employee's employment under this Agreement or termination of Employee's employment either by Companies or Employee shall in no way limit or restrict Employee's obligations under this Agreement which shall remain in full force and effect for the remaining periods set forth in such Agreement.

12. CHANGE IN CONTROL

    In the event there is a change in control of Companies during the initial five (5) year term or the first five (5) year renewal of this Agreement, Employee may, at his unrestricted option, terminate this agreement, except the provisions of Sections 6, 7, 8, 9, and 10 which shall remain in full force and effect, and receive the two (2) years of salary and benefits specified under Section 5(D) above. For purposes of this Agreement, change in control shall mean the sale, transfer or acquisition, whether by purchase, merger or otherwise, by which any person, firm or corporation directly or indirectly acquires substantially all the assets or a voting majority of the stock of the Companies.

13. SAVINGS CLAUSE

    Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Agreement, the provision or provisions so affected shall automatically be void and otherwise this Agreement shall continue in full force and effect.

14. CONSTRUCTION

    Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis of that party being the "drafter".

15. GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

16. EXECUTION

    This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

    In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

                             ___________________________________
                             Camden National Corporation


                             By  _________________________________

                             Its Chairman




                             ___________________________________
                             Camden National Bank


                             By  _________________________________

                             Its Chairman



                             (Employee)


                             ____________________________________

                               ATTACHMENT A


Name of Employee:  Robert Daigle

Position:          President, Camden National Corporation and
                   Camden National Bank

Duties: Oversee and manage all aspects of the Holding Company and Bank operation

Reports to:        Board of Directors

Salary: at the rate of $235,000.00 per year payable according to Companies regular payroll schedule

    The Employee's salary may be increased during the term of this Agreement and any references in this Agreement to salary shall be to the salary in effect at the time or the salary specified in this provision, whichever is greater.